Exhibit 99.1


FOR IMMEDIATE RELEASE MONDAY AUGUST 4, 2003 9:00A.M EDT

FORMER LOCKHEED MARTIN CORPORATION CHIEF OPERATING OFFICER DR. MEL R. BRASHEARS
               APPOINTED TO UNIVERSAL GUARDIAN BOARD OF DIRECTORS

CARLSBAD, CALIFORNIA - -DATE- - Universal Guardian Holdings, Inc. (OTCBB: UGHO), and Universal Guardian Corporation, a subsidiary of Universal Guardian Holdings, Inc., announced today the appointment of Dr. Mel R. Brashears to the Universal Guardian Holdings, Inc. Board of Directors. He is currently the Chairman of the Board of Irvine Sensors Corporation (NASDAQ: IRSN) and has had an outstanding career in executive management positions spanning large organizations to small spin-outs and start-ups.

"We are very pleased that Dr. Brashears accepted our invitation to join Universal Guardian's Board of Directors," said Michael Skellern, President and CEO of Universal Guardian Holdings, Inc.. "His 34-year career of proven leadership and technical excellence will be a valuable asset to the Corporation."

Dr. Brashears has been Chairman of the board of Irvine Sensors Corporation since March 2001, and a director since December 2000. Dr. Brashears joined Irvine Sensors Corporation in September 2000 and is also the chairman and chief executive officer of iNetWorks Corporation, a subsidiary of Irvine Sensors Corporation. Previously, he was sector president and chief operating officer at Lockheed Martin Corporation responsible for $8.5 billion in annual Revenue and 35,000 employees. Dr. Brashears has over 30 years' experience in the design and development of products and systems for the worldwide delivery of high-speed data and information. He has over 100 technical publications and is a past chairman, co-chairman or director of several companies and corporations. Additionally, he served on the boards of the American Electronics Association, the California State University Foundation, and the University of Southern California's Center for Telecommunications Management. Brashears is an invited member of the Telecommunications Academy of Russia.

Dr. Brashears is a graduate of the University of Missouri, where he earned his bachelor's, master's and Ph.D. degrees in engineering, and where he also taught. He has also attended several executive institutes including the Management Institute from Penn State University, and the University of Michigan Executive Program.


ABOUT UNIVERSAL GUARDIAN CORPORATION

Universal  Guardian  Corporation  ("UGC"),  a subsidiary  of Universal  Guardian
Holdings, Inc. offers innovative security technologies, products, and services to military, government, and commercial markets worldwide. From command and control system technologies to special weapons systems, UGC's products and services cover a wide range of applications and markets, merging cost-effective high technology and ease of use. UGC has three strategic corporate divisions:
Maritime Security Group, Security Products and Systems Group, and the Technology and Engineering Group.

Safe Harbor Statement:

In conjunction with the provisions of the Safe Harbor section of the Private Securities Litigation Reform Act of 1995, this news release contains certain

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forward-looking  statements  pertaining to future  anticipated  projected plans, performance and  developments,  as well as other  statements  relating to future operations  and  results.  Any  statements  in this  news  release  that are not
statements  of  historical   fact  may  be  considered  to  be   forward-looking
statements.   Written  words  such  as  "may,"  "will,"   "expect,"   "believe,"
"anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," or variations of these or similar words, identify forward-looking statements. These statements by their nature are estimates of future results only and involve substantial risks and uncertainties. There can be no assurance that actual results will not differ materially from expectations.

Further information is available on the Company's website:
www.universalguardian.com.

CORPORATE ADDRESS
Universal Guardian Holdings, Inc.
5759 Fleet Street, Suite 110
Carlsbad, CA  92008

Contact
Universal Guardian Holdings, Inc.
Michael Briola
760-579-0808 ext. 106
mbriola@universalguardian.com

or

ECON Investor Relations Inc.
Dawn Van Zant
866-735-3513
dvanzant@investorideas.com